UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

SITO Mobile, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Marcelle S. Balcombe, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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SITO Mobile, Ltd., a Delaware corporation (“SITO”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with SITO’s solicitation of consent revocations from its stockholders in response to the solicitation of consents from SITO’s stockholders (the “Consent Solicitation”) by Stephen D. Baksa, Thomas Candelaria. Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (the “Baksa Group”) to, among other things, remove and replace all of the current members of SITO’s Board of Directors (the “SITO Board”) other than Brent D. Rosenthal who previously collaborated with Mr. Baksa on an activist campaign at another public company. On May 2, 2017, SITO filed a definitive consent revocation solicitation statement (the “Consent Revocation Solicitation Statement”) with the SEC in connection with its solicitation of consent revocations.

Press Release Issued by SITO on May 17, 2017

Attached hereto is a press release issued by SITO on May 17, 2017 announcing that SITO is first making available to its stockholders a letter dated May 17, 2017 from the SITO Board to SITO’s stockholders in which the SITO Board comments on why SITO’s stockholders should not execute any gold consent cards sent to them by the Baksa Group or any of the participants in its Consent Solicitation and should elect against surrendering control of SITO by executing and returning to SITO a WHITE consent revocation card. This press release is being filed herewith because it may be deemed to be solicitation material in connection with SITO’s solicitation of consent revocations in response to the Consent Solicitation.

Important Additional Information And Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents (the “Consent Solicitation”). On May 2, 2017, SITO filed a definitive consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

SITO Mobile Issues Open Letter to Stockholders

Current Board and Management Team are Delivering Growth and Value Creation

Stockholders Urged Not to Let the Baksa Group Disrupt SITO Mobile’s Positive Momentum

JERSEY CITY, N.J., May 17, 2017 -- SITO Mobile Ltd. (NASDAQ:SITO), a leading mobile engagement platform, today issued an open letter to its stockholders in connection with the pending solicitation of consents from SITO Mobile’s stockholders by Stephen D. Baksa, Thomas Candelaria, Matthew Stecker, Thomas Thekkethala and the other participants in their solicitation (the “Baksa Group”) seeking control of the SITO Board of Directors.

The full text of the letter is as follows:

May 17, 2017

Fellow Stockholders:

Today SITO Mobile is at an inflection point. There are two paths stockholders can take, and the path chosen will be the most important decision stockholders make as it relates to SITO Mobile.

On the one hand, stockholders can choose to support the current SITO Mobile Board and management team. This is a group that has been executing a clear strategy to deliver growth and value creation, and has SITO Mobile poised to continue to successfully build on this foundation. The current management team continues to improve our sales management process, deliver operational efficiencies and monetize our new product offerings. We have also made significant progress on improving our overall product set by offering advertisers new and enhanced visibility into their ad campaign targeting and effectiveness.

These actions are having a positive effect on the Company. SITO Mobile’s revenues, gross profit, customers, campaign volumes and average campaign dollars have all increased. We achieved record first quarter 2017 revenue of $6.6 million, and expect to report record revenue for the second quarter. This improvement is evidenced in our stock price, which has increased over 89% since February 17, 2017, the day prior to Rory O’Connell joining the Company as interim CEO. Wall Street analysts also agree – as Maxim Group states in its May 5, 2017 research report “…we are encouraged that the new management team has the company back on track…” SITO Mobile is hitting its stride and has the right team leading the Company forward.

In lieu of letting the current SITO Mobile Board and management team continue to execute on their clear strategy for delivering growth and value creation, stockholders have been asked to abruptly hand over control of the Board and SITO Mobile to the Baksa Group or the Singer family, who is separately pursuing a proxy contest for control of SITO Mobile. We believe such an abrupt change in our Board at this pivotal point in SITO Mobile’s history would be value-destructive.

The Baksa Group and the Singer family have made no attempt to publicly disclose their strategy for SITO Mobile should either abruptly gain control of the Company. They have also provided no information regarding the management team they would recruit to lead SITO Mobile. Importantly, neither the Baksa Group nor the Singer family have provided any detail on how they would prevent such an abrupt change from being exploited by our competitors. Our stockholders deserve more.

SITO Mobile remains open to amicably resolving this matter to avoid any further expense and disruption. In fact, we prefer an amicable resolution so that we can focus all of our energy on delivering on SITO Mobile’s significant potential. Unfortunately, to date, SITO Mobile has received no indication that either the Baksa Group or the Singer family is prepared to constructively engage with SITO Mobile. Our number one priority has, and always will be, to serve the best interests of all our stockholders. We will continue to take steps that we believe are necessary to protect those interests.

We believe the choice at this critical time in our Company’s history is clear. Do not disrupt the positive momentum at SITO Mobile. Stockholders should discard any gold consent card and materials they receive from the Baksa Group and vote the WHITE consent revocation card today to support the Board and management team that are committed to creating stockholder value, and that have already proven they can do so. Any stockholders who have questions or need assistance in revoking their consent on the WHITE consent revocation card should contact SITO Mobile’s proxy solicitor, MacKenzie Partners, at (212) 929-5500 or toll-free at (800) 322-2885.

We are at the center of the mobile media revolution, and I am more confident and enthusiastic about our future than ever before.

Thank you for your support,

/s/ Betsy J. Bernard

Betsy J. Bernard

Lead Independent Director

Morgan, Lewis & Bockius LLP and Sichenzia Ross Ference Kesner LLP are serving as legal advisors to SITO. Mackenzie Partners, Inc. is serving as SITO’s proxy solicitor.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives, campaign volume and average campaign dollars, our guidance and/or expectations for future quarters, our possible or assumed future results of operations; our business strategies; our ability to attract and retain customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; our potential growth opportunities; and risks, disruption, costs and uncertainty caused by or related to the actions of activist stockholders, including that if individuals are elected to our Board with a specific agenda or if control of our Board was to abruptly change, it may adversely affect our ability to effectively implement our business strategy and create value for our stockholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Important Additional Information and Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder (the “Consent Solicitation”). On May 2, 2017, SITO filed a definitive consent revocation statement (the “Consent Revocation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain the Consent Revocation Statement, any amendments or supplements to the Consent Revocation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

Disclaimer

SITO has neither sought nor obtained the consent from any third party to use any statements or information contained in this letter that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Contacts:

Investor Relations:

Joseph Wilkinson

SVP Investor Relations

Joseph.Wilkinson@sitomobile.com

Media Relations:

Alexandra Levy

Silicon Alley Media

alex@siliconalley-media.com

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